Exhibit 10.1

SECURED PROMISSORY NOTE

Date of Issuance: May 31, 2024	US$1,500,000.00

FOR VALUE RECEIVED, UNIV Ltd., an Israeli company (“Maker”), hereby promises to pay to Frankly Media LLC, a Florida limited liability company (“Payee”) the aggregate initial principal amount of One Million Five Hundered Thousand Dollars ($1,500,000.00) (“Principal Amount”), and interest thereon, in accordance with the provisions of this Secured Promissory Note (this “Note”).

This Note is issued to Payee pursuant to that certain Asset Purchase Agreement, dated as of the date hereof (as amended, restated, supplemented or modified from time to time, the “Purchase Agreement”), by and among Maker and Payee. Unless otherwise indicated herein, capitalized terms used in this Note have the meanings set forth in the Purchase Agreement.

1. Payment of Principal.

(a) Scheduled Payments. Maker will pay the Principal Amount in monthly principal payments pursuant to the schedule annexed as Exhibit A, together with all accrued but unpaid interest on the outstanding principal balance of the Note, with each such payment due by the first (1st) day of such month. If any amount payable hereunder is not paid when due (without regard to any grace periods) whether by acceleration, or otherwise, then such amount shall thereafter bear interest at a default rate equal to eight percent (8%) per annum or such lower rate as permitted by applicable law.

(b) Optional Prepayments. Maker may voluntarily prepay in cash all or any portion of the outstanding obligations of this Note at any time without premium or penalty. The amount of any voluntary prepayment made hereunder will be applied first against all accrued but unpaid interest through the date of prepayment, second against all unpaid fees and expenses payable to Payee hereunder and thereafter against the principal amount then due hereunder.

(c) Mandatory Prepayments. In the event of a Change in Control of Maker the outstanding balance of all amounts due hereunder will immediately become due and payable. Maker will provide Payee with at least thirty (30) days advance notice of any such Change of Control. As used herein, “Change of Control” means a single transaction or series of transactions that results in a change of fifty percent (50%) or more of of the ownership or voting control of Maker.

2. Place and Manner of Payment; Withholding. Payments of principal and interest hereunder shall be made in lawful money of the United States of America in accordance with the wire instructions specified in writing by the Payee to Maker. The Maker shall be entitled to deduct and withhold from any amount payable under this Note such amounts as is required to be deducted and withheld with respect to the making of such payment under any applicable Law. To the extent that such amounts are so withheld pursuant to this Section 2 and paid over to an applicable governmental authority, such withheld amount will be treated for all purposes of this Note as having been paid to the persons in respect of which such withholding was made.

3. Cancellation. After all principal and any other amounts due under this Note have been paid in full or otherwise extinguished, this Note will be automatically canceled and the rights and obligations hereunder terminated, and Payee will immediately surrender this Note to Maker.

4. Events of Default.

(a) Definition. An Event of Default hereunder shall be deemed to have occurred upon the occurrence of any of the following events (each, an “Event of Default”):

(i) Maker fails to pay when due and payable in cash the full amount of any payment due hereunder and such failure to pay is not cured within ten Business Days after Maker’s receipt of written notice thereof from the Payee;

(ii) (A) Maker makes an assignment for the benefit of creditors; (B) an order, judgment or decree is entered adjudicating Maker bankrupt or insolvent; any order for relief with respect to Maker is entered under the Federal Bankruptcy Code; (C) Maker petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of Maker or of any substantial part of the consolidated assets of Maker or commences any proceeding relating to Maker under any bankruptcy reorganization, insolvency, dissolution or liquidation Law of any jurisdiction; or (D) any such petition or application is filed or any such proceeding is commenced against Maker and either (1) Maker by any act indicates its approval thereof or consent thereto or (2) such petition, application or proceeding is not dismissed within sixty (60) days ((A) through (D), collectively, an “Insolvency Default”);

(iii) Maker shall have dissolved, terminated its existence or ceased its business operations; or

(iv) Maker breaches any of its covenants or obligations contained in this Note and such breach is not cured within thirty (30) days after Maker’s receipt of written notice thereof from the Payee.

An Event of Default shall be deemed to continue until waived by written notice by the Payee to Maker or, in the case of clauses (i), (iii) or (iv) above, is cured.

(b) Consequences of Events of Default.

(i) Upon the occurrence and during the continuance of any Event of Default other than an Insolvency Default, the Payee on behalf of Payee may, without notice or demand, declare all or any portion of the outstanding principal amount of this Note (together with all other amounts due and payable with respect thereto) to be immediately due and payable and may proceed to exercise all rights and remedies available to Payee under Law or equity.

(ii) If payments under this Note are not paid when due, subject to any cure period, Maker promises to pay all costs of collection and enforcement of this Note, including, but not limited to, reasonable attorneys’ fees and costs, incurred by the Payee on account of such collection or enforcement, whether or not suit is filed thereon.

5. Amendment. This Note may be amended only by a written amendment executed and delivered by Maker and the Payee.

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6. Transferability. Maker may not transfer this Note or its obligations hereunder without Payee’s prior written consent, not to be unreasonably withheld. Payee may transfer this without Maker’s consent to an affiliated entity or in connection with a sale or transfer of Payee or a material portion of its assets.

7. Usury. Anything herein to the contrary notwithstanding, the obligations of Maker under this Note will be subject to the limitation that payments of interest will not be required to the extent that receipt thereof would be contrary to provisions of applicable Law limiting rates of interest which may be charged or collected

8. Security Interest. THE OBLIGATIONS DUE UNDER THIS NOTE ARE SECURED BY A SECURITY AGREEMENT (THE “SECURITY AGREEMENT”) DATED AS OF THE DATE HEREOF AND EXECUTED BY MAKER FOR THE BENEFIT OF THE PAYEE. ADDITIONAL RIGHTS OF LENDER ARE SET FORTH IN THE SECURITY AGREEMENT.

9. Miscellaneous.

(a) Notices. All notices hereunder shall be in writing and shall be deemed to have been given (i) if personally delivered, on the date of delivery, (ii) if delivered by next day courier service of national standing (with charges prepaid), on the Business Day following the date of delivery to such courier service for next day delivery, (iii) if deposited in the United States mail, first class postage prepaid, on the fifth (5th) Business Day following the date of such deposit, or (iv) if sent by email, (x) on the date sent, if sent at or prior to 5:00 p.m., local time of the recipient party, on the date sent, and (y) on the next Business Day following the date sent, if sent after 5:00 p.m., local time of the recipient party, on the date sent. Notices shall, unless another address is specified in writing pursuant to the provisions hereof, be sent to the address indicated below:

If to the Payee:

Frankly Media LLC

2010 Powers Ferry Road SE, Suite 450

Atlanta, GA 30339

Email: lou@gamesquare.com

Attention: Lou Schwartz

If to Maker:

UNIV Ltd.

Scott Alan Orth, counsel

3860 Sheridan Street Suite A

Hollywood, Florida 33021

E-mail: Scott@orthlawoffice.com, with copy to:

Marisela@OrthLawOffice.com

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(b) Entire Agreement; Severability. This Note and the agreements and documents referred to herein contain the entire agreement and understanding among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings whether written or oral, relating to such subject matter in any way. Whenever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Note is held to be prohibited by or invalid under applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

(c) No Waiver; Cumulative Remedies, No Set-Off. No failure to exercise and no delay in exercising, on the part of the Payee of any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law, in equity or otherwise. Maker may not set-off any payments under this Note against any liabilities owed to, or claims of, Maker under any other agreement.

(d) Business Days. If any payment is due, or any time period for giving notice or taking action expires, on a day which is not a Business Day, the payment shall be due and payable on, and the time period shall automatically be extended to, the next Business Day immediately following such day, subject to reasonable extension for force majuer.

(e) Governing Law. This Note shall be interpreted and construed in accordance with the Laws of the State of Florida. Any and all claims, controversies, and causes of action arising out of or relating to this Note shall be governed by the Laws of the State of Florida, without giving effect to any conflict-of-laws or other rule that would result in the application of the Laws of a different jurisdiction.

(f) Jurisdiction; Waiver of Jury Trial.

(i) EACH PARTY HERETO AGREES THAT IT SHALL BRING ANY ACTION BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATED TO THIS NOTE EXCLUSIVELY IN THE CIRCUIT COURT OF THE STATE OF FLORIDA OR, TO THE EXTENT THE CIRCUIT COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF FLORIDA AND THE APPELLATE COURTS HAVING JURISDICTION OF APPEALS IN SUCH COURTS (THE “FLORIDA FEDERAL COURT”) (THE “CHOSEN COURTS”), AND, SOLELY WITH RESPECT TO ANY SUCH ACTION (I) IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE CHOSEN COURTS, (II) WAIVES ANY OBJECTION TO LAYING VENUE IN ANY SUCH ACTION IN THE CHOSEN COURTS, (III) WAIVES ANY OBJECTION THAT THE CHOSEN COURTS ARE AN INCONVENIENT FORUM OR DO NOT HAVE JURISDICTION OVER ANY PARTY HERETO AND (IV) AGREES THAT SERVICE OF PROCESS UPON SUCH PARTY IN ANY SUCH ACTION SHALL BE EFFECTIVE IF GIVEN PURSUANT TO SECTION 9(a) AND THE PARTIES WAIVE THE APPLICATION OF THE HAGUE CONVENTION WITH RESPECT TO SERVICE OF PROCESS AND PERSONAL JURISDICTION HEREUNDER.

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(ii) THE PARTIES TO THIS NOTE EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, OR CAUSE OF ACTION (I) ARISING UNDER THIS NOTE OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS NOTE OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES TO THIS NOTE EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS NOTE MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS NOTE WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(g) Construction. The headings and captions used in this Note are for convenience of reference only and do not constitute a part of this Note and shall not be deemed to limit, characterize or in any way affect any provision of this Note, and all provisions of this Note shall be enforced and construed as if no caption or heading had been used herein or therein.

(h) Counterparts. This Note may be executed in one or more counterparts, all of which taken together shall constitute one and the same instrument.

(i) Tax Forms. Upon Maker’s request, Payee will deliver a properly completed and duly executed IRS Form W-9 or applicable IRS Form W-8 (or any applicable successor form), including any applicable supporting certification documents, and any other tax forms or certifications reasonably requested by Maker.

IN WITNESS WHEREOF, Maker has executed this Unsecured Subordinated Promissory Note on the date first above written.

univ ltd.	Frankly media llc

By:	By:
Name:	Name:
Title:	Title:

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Exhibit A

Payment Schedule:

US$1,500,000.00 payable as follows:

(a) $25,000.00 on Closing Date of the Purchase Agreement;

(b) $25,000.00 per month for a period of eleven (11) months commencing on the first day of the calendar month occurring following the ninety (90)-day period after the Closing Date of the Purchase agreement;

(c) $45,000.00 per month for a period of twelve (12) months commencing at the end of the period set forth above in (b); and

(d) $55,000.00 per month for a period of twelve (12) months commencing at the end of the period set forth above in (c).

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